NEW CENTURY MORTGAGE SECURITIES LLC

$511,373,000 (Approximate)

New Century Alternative Mortgage Loan Trust, Series 2006-ALT1
Asset Backed Notes

UNDERWRITING AGREEMENT

New York, New York
June 7, 2006
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sir or Madam:

New Century Mortgage Securities LLC (the “Company”), a Delaware limited liability company, proposes to cause the issuance of New Century Alternative Mortgage Loan Trust, Series 2006-ALT1, Asset Backed Notes (the “Notes”). The Notes will be issued by New Century Alternative Mortgage Loan Trust, Series 2006-ALT1 (the “Issuer”) pursuant to the Indenture, dated as of June 22, 2006 (the “Indenture”), between the Issuer and Deutsche Bank National Trust Company (“DBNTC”), as indenture trustee (in such capacity, the “Indenture Trustee”). The Issuer is a Delaware statutory trust created pursuant to a Trust Agreement, as amended and restated as of June 22, 2006 (collectively, the “Trust Agreement”), between the Company, as Depositor, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).

The Notes are issued in the following classes: (i) Class AV-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 (collectively, the “Class A Notes”) and (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (collectively, the “Class M Notes”). The Company proposes to sell the Class A Notes and the Class M Notes, (collectively, the “Underwritten Notes”) to you as an underwriter (the “Underwriter”).

The assets of the Issuer that will be pledged to secure payment of the Notes consist primarily of a segregated pool (the “Mortgage Pool”) of one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) originated or acquired by New Century Mortgage Corporation (“New Century”) or Home 123 Corporation. Each Mortgage Loan provides for an original term to maturity of not greater than 30 years. The Mortgage Loans will be acquired (i) by the Company from New Century Credit Corporation (the “Seller”), pursuant to the Mortgage Loan Purchase Agreement among the Seller, NC Capital Corporation (“NC Capital”) and the Company (the “MLPA”) and (ii) by the Issuer from the Company pursuant to the Trust Agreement. The Mortgage Loans will be serviced pursuant to the Servicing Agreement, dated as of June 22, 2006 (the “Servicing Agreement”), among the Indenture Trustee, the Issuer and Wells Fargo Bank, N.A. as servicer (in such capacity, the “Servicer”). The Notes are described more fully in Schedule I hereto and the Class A Notes and the Class M Notes are more fully discussed in a registration statement which the Company has furnished to you. This is to confirm the arrangements with respect to your purchase of the Underwritten Notes.

This Agreement, the Trust Agreement, the MLPA, the Indenture, the Servicing Agreement and the Notes are sometimes referred to herein collectively as the “Operative Agreements.” Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

1.  Representations and Warranties: The Company represents and warrants to, and agrees with, the Underwriter that as of the date of the Pricing Free Writing Prospectus, as of the date of the Final Prospectus and as of the Closing Date:

(a)
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), for the registration of the Underwritten Notes under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(vii) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Underwritten Notes and the plan of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Notes and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended as of the date hereof, is hereinafter called the “Registration Statement”; the prospectus included in the Registration Statement after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the “Base Prospectus”; the form of prospectus supplemented by the supplement to the form of prospectus relating to the Underwritten Notes, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented) is hereinafter called a “Final Prospectus.” The free writing prospectus dated June 6, 2006 that has heretofore been filed pursuant to Rule 433, is hereinafter called the “Pricing Free Writing Prospectus.” The Company will file with the Commission within four days of the issuance of the Notes a report on Form 8-K setting forth specific information concerning the Underwritten Notes and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus.

(b)
As of the date hereof, when the Pricing Free Writing Prospectus and the Final Prospectus are first filed pursuant to Rule 433 and Rule 424, respectively, under the 1933 Act, as applicable, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Final Prospectus, as amended or supplemented as of any such time and the Pricing Free Writing Prospectus as of the date of the Contract of Sale comply and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not and will not contain any untrue statement of material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) any Preliminary Term Sheet, as of its date of use, did not contain any untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (iv) the Final Prospectus, as amended or supplemented as of any such time and the Pricing Free Writing Prospectus as of the date of the Contract of Sale, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any Preliminary Term Sheet, the Pricing Free Writing Prospectus or Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (the “Underwriter’s Information”). The Underwriter’s Information is limited to the following information in the Prospectus Supplement: under the caption “Method of Distribution,” the first sentence of the second and sixth paragraphs.

(c)
The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full power and authority (company and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under each Operative Agreement to which it is a party; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

(d)
As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)
This Agreement has been, and each other Operative Agreement to which the Company is a party, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

(f)
The Notes and the Operative Agreements will conform in all material respects to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus, and the Underwritten Notes, when duly and validly authorized, executed, authenticated and delivered in accordance with the Indenture and paid for by the Underwriter as provided herein, will be the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms and entitled to the benefits and security provided by the Indenture. The Trust Agreement will be effective to establish the Issuer as a valid statutory trust under the laws of the State of Delaware.

(g)
As of the Closing Date, the Mortgage Loans will meet the criteria for selection described in the Pricing Free Writing Prospectus and the Final Prospectus, and on the Closing Date, the representations and warranties of NC Capital with respect to the Mortgage Loans contained in the MLPA, will be true and correct in all material respects.

(h)
None of the issuance and sale of the Notes, the execution and delivery by the Company of any Operative Agreement to which it is a party, the consummation by the Company of any of the transactions herein or therein contemplated, or compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the formation or operating agreement of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any statute, order or regulation applicable to the Company or any of its affiliates of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (i) the validity or enforceability of, or the ability of the Company to perform its obligations under, any Operative Agreement to which it is a party or (ii) the business, operations, financial conditions, properties or assets of the Company.

(i)
There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of any Operative Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Operative Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, any Operative Agreement, or (iv) seeking to affect adversely the federal income tax attributes of the Notes as described in the Final Prospectus.

(j)	There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since March 31, 2006.

(k)
Any taxes, fees and other governmental charges payable by the Company in connection with the execution, delivery and issuance of the Operative Agreements or the execution, delivery and sale or transfer of the Notes have been or will be paid at or prior to the Closing Date.

(l)
Neither the Issuer nor the Company is, and the issuance and sale of the Notes in the manner contemplated by the Pricing Free Writing Prospectus or the Final Prospectus will not cause the Company or the Issuer to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)
The transfer of the Mortgage Loans to the Issuer at the Closing Date will be treated by the Company for financial accounting and reporting purposes, and federal, state and local tax purposes as a pledge of assets owned by the Company to secure debt of the Company evidenced by the Notes.

(n)	As of the Effective Date and as of the date of the Contract of Sale, the Company is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(o)
The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing or retention, and legending of any Issuer Free Writing Prospectus.

(p)
No Issuer Free Writing Prospectus conflicts with the information in the Registration Statement or the Final Prospectus, and does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.A Representations of the Underwriter. The Underwriter hereby represents and agrees, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Underwriter, hereby further represents and agrees, with respect to the United Kingdom, that:

(i)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(ii)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company on the Closing Date, at the purchase price set forth on the cover page of the Prospectus Supplement, the portion of the Underwritten Notes set forth in the “Method of Distribution” section of the Prospectus Supplement.

3.  Delivery and Payment. Delivery of and payment for the Underwritten Notes shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriter shall designate), which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Notes being herein called the “Closing Date”). Delivery of the Underwritten Notes, as set forth on Schedule I hereto, shall be made to the Underwriter for its account against payment in same day Federal funds by the Underwriter of the purchase price. The Underwritten Notes shall be registered in such names and in such authorized denominations as the Underwriter may request not less than three full business days in advance of the Closing Date.

The Company agrees to have the Underwritten Notes available for inspection, checking and packaging by the Underwriter in New York, New York, not later than 1:00 p.m. New York time on the business day prior to the Closing Date.

4.  Offering by the Underwriter.

(a)	It is understood that the Underwriter proposes to offer the Underwritten Notes for sale to the public as set forth in the Final Prospectus.

  (b)  The Underwriter covenants and agrees with the Company as to itself that:

(i)	Prior to entering into any Contract of Sale, the Underwriter shall convey the Pricing Free Writing Prospectus to each prospective investor.

(ii)
Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act or access thereto is made available pursuant to Rule 173 of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is a Free Writing Prospectus.

(iii)
The Underwriter may convey a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) the Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) the Underwriter shall deliver a copy of the proposed Preliminary Term Sheet to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet to which the Depositor or its counsel reasonably objects.

(iv)
The Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) the Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, the Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

(v)
If the Underwriter does not furnish a Free Writing Prospectus to the Depositor’s counsel prior to the scheduled print date of the Final Prospectus, the Underwriter will be deemed to have represented that it did not convey any Free Writing Prospectus to any potential investor.

(vi)	Each Free Writing Prospectus shall contain legends that are substantially similar to the following:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[zz-zzz-zzzz].

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor [the] [any] underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

(vii)	Any Computational Materials shall include legends, in addition to those specified in paragraph (vi) above, substantially similar to the following:

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

(viii)
The Underwriter agrees to retain all Free Writing Prospectuses that it has used and that are not filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Underwritten Notes.

(c)	The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Computational Materials: Any Free Writing Prospectus prepared by the Underwriter that contains only (i) information of the type specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or (ii) information that is not Issuer Information.

Contract of Sale: The meaning set forth in Rule 159 under the 1933 Act.

Derived Information: Such information, if any, in any Free Writing Prospectus prepared by the Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus, any Preliminary Prospectus or Final Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

Free Writing Prospectus: A “written communication” within the meaning of Rule 405 under the 1933 Act that describes the Notes and/or the Mortgage Loans.

Issuer Information: Such information as defined in Rule 433(h) under the 1933 Act, including such information referred to in footnote 271 of SEC Release No. 33-8591, and which shall not include information that is merely based on or derived from such information.

Issuer Free Writing Prospectus: The meaning set forth in Rule 405 of the 1933 Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus and (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of the Underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus.

Preliminary Term Sheet: A Free Writing Prospectus that contains (a) information of the type described in paragraphs (1) - (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB and (b) electronic road show material, if any, which has been reviewed and approved for use by the Company, but, with respect to any of the foregoing, which does not include Derived Information.

(d)
(i) In the event that the Underwriter or the Company becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to a purchaser of an Underwritten Note contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter or the Company shall notify the other parties to this Agreement within one business day after discovery.

(ii)
The party responsible for the information to be corrected, if requested by the Company or the Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”).

(iii)
The Underwriter shall deliver the Corrected Free Writing Prospectus to each purchaser of an Underwritten Note which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Underwritten Notes.

(iv)
The Underwriter shall notify such purchaser in a prominent fashion of the purchaser’s ability to elect to terminate the prior agreement to purchase the Underwritten Notes, and of such purchaser’s rights if such prior agreement is terminated.

(v)
The Underwriter shall provide such purchaser with an opportunity to affirmatively agree to purchase such Underwritten Notes on the terms described in the Corrected Free Writing Prospectus and under a new Contract of Sale.

(e)
The Underwriter covenants with the Company that after the Final Prospectus is available, the Underwriter shall not distribute any written information concerning the Underwritten Notes to a prospective purchaser of Underwritten Notes unless such information is preceded or accompanied by the Final Prospectus.

5.  Agreements. The Company agrees with the Underwriter that:

(a)
The Company will not file any amendment to the Registration Statement or supplement to (including the supplement relating to the Underwritten Notes included in the Final Prospectus) the Base Prospectus, unless the Company has furnished to you a copy for your review prior to filing, and will not file or distribute any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Pricing Free Writing Prospectus to be transmitted to the Commission for filing pursuant to Rule 433(d) of the 1933 Act and the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act. The Company will promptly advise the Underwriter (i) when the Pricing Free Writing Prospectus has been filed pursuant to Rule 433(d) and when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)
If, at any time when a prospectus relating to the Underwritten Notes is required to be delivered under the 1933 Act, any event occurs as a result of which any Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

(c)
The Company will (i) furnish to the Underwriter and its counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date, and, so long as delivery of a prospectus by the Underwriter or dealer in connection with the Underwritten Notes may be required by the 1933 Act, as many copies of the Pricing Free Writing Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by the Underwriter or dealer in connection with the Underwritten Notes may be required under the 1933 Act.

(d)
The Company agrees that, so long as the Notes shall be outstanding, it will deliver to the Underwriter the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 3.20 of the Servicing Agreement and the Assessment of Compliance and the Attestation Report furnished to the Indenture Trustee pursuant to Section 3.21 of the Servicing Agreement, as soon as such statements are furnished to the Company. The Company will request that the Indenture Trustee furnish to the Underwriter any monthly reports furnished to Noteholders pursuant to the Indenture.

(e)
The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Notes for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f)
The Company will pay, to the extent not paid by the Seller pursuant to the MLPA, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Operative Agreements and the Notes; accounting fees and disbursements; the costs and expenses in connection with the qualification or exemption of the Underwritten Notes under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Notes for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Pricing Free Writing Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriter of such copies of the Pricing Free Writing Prospectus and the Final Prospectus as the Underwriter may reasonably request, and the fees of each nationally recognized statistical rating organization identified in the Final Prospectus (individually and collectively, the “Rating Agency”) as having rated the Underwritten Notes. Except as provided in Section 7 hereof, the Underwriter shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Underwritten Notes.

(g)
The Underwriter has been retained solely to act as underwriter in connection with the sale of the Underwritten Notes and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; the price of the Underwritten Notes set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; the Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

(h)
To the extent that the Underwriter has provided to the Company a Free Writing Prospectus that the Underwriter has conveyed to a prospective investor, the Company will file or cause to be filed with the Commission such Free Writing Prospectus that is either an Issuer Free Writing Prospectus (as defined in Section 4(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the 1933 Act.

(i)
The Company shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Notes or the offering of the Notes which does not reflect the final terms thereof.

(j)	To the extent that costs are incurred as a result of an intended trade that has been broken, the party that is responsible for such broken trade shall bear the costs associated thereto.

6.  Conditions to the Obligations of the Underwriter. The obligation of the Underwriter to purchase the Underwritten Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)
No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)
The Company shall have delivered to you a certificate of the Company, signed by the President or a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Free Writing Prospectus, the Final Prospectus and this Agreement and that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required by this Agreement to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, (iv) nothing has come to the attention of such officer that would lead such officer to believe that any information provided by the Company to the Underwriter for use in any Free Writing Prospectus or the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) subsequent to the respective dates as of which information is given in the Final Prospectus, there has not been any material adverse change in the general affairs capitalization, financial condition or results of operations of the Company.

(c)
The Underwriter shall have received from Thacher Proffitt & Wood LLP, counsel for the Company and NCCC, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter.

Such opinion may (x) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Operative Agreements, (y) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company, and (z) be qualified as an opinion only on the federal laws of the United States of America, the laws of the State of New York and the corporation law of the State of Delaware.

(d)
The Underwriter shall have received from KPMG LLP, certified public accountants, two letters, one dated the date hereof and one dated the date of the Final Prospectus and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Pricing Free Writing Prospectus and Final Prospectus under the captions “Summary of Prospectus Supplement—The Mortgage Loans,” “Risk Factors” (to the extent of information regarding the Mortgage Loans therein), and “The Mortgage Pool” agrees with the records of New Century.

(e)
The Underwriter shall have received from its counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Underwritten Notes, the Registration Statement and the Final Prospectus, and such other related matters as you may reasonably require.

(f)	The Underwritten Notes shall have been given the ratings set forth in Schedule I hereto by the Rating Agencies.

(g)
The Underwriter shall have received, from counsel for the Indenture Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Underwriter and its counsel, to the effect that the Operative Agreements to which it is a party have been duly authorized, executed and delivered by the Indenture Trustee and constitute legal, valid and binding agreements of the Indenture Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights in general and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Indenture Trustee and the Underwriter.

(h)	The Underwriter shall have received from NCCC, in form and substance satisfactory to counsel for the Underwriter:

(i)
An officer’s certificate stating that on the Closing Date, (x) the representations and warranties of NCCC under the MLPA will be true and correct and no event has occurred that would constitute a default thereunder; (y) nothing has come to the attention of such officer that would lead such officer to believe that the information set forth in the Prospectus, other than the Underwriter’s Information and with respect to any private placement memorandum, any information of a comparable nature, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (z) subsequent to the respective dates as of which information is given in the Prospectus Supplement and any private placement memorandum, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of NCCC or any of its affiliates.

(ii)
An officer’s certificate relating to the MLPA and the obligations of NCCC thereunder, and attached thereto the applicable resolutions of the board of directors of NCCC, together with the copies of the certificate of incorporation and by-laws of NCCC and a certificate of good standing of NCCC under the laws of the State of California.

(iii)	An opinion of in-house counsel to NCCC in form and substance satisfactory to the Underwriter and its counsel.

(i)	The Underwriter shall have received from the Servicer, in form and substance satisfactory to counsel for the Underwriter:

(i)
An officer’s certificate stating that on the Closing Date the representations and warranties of the Servicer contained in the Servicing Agreement will be true and correct and no event has occurred with respect to the Servicer that would constitute an Event of Default thereunder;

(ii)
An officer’s certificate relating to the Servicing Agreement and the obligations of the Servicer thereunder, as a Servicer or otherwise, and attached thereto the applicable resolutions of the board of directors of the Servicer, together with copies of the certificate of incorporation and by-laws of the Servicer and a certificate of good standing of the Servicer; and

(iii)	The Underwriter shall have received from counsel to the Servicer, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter.

(j)
The Underwriter shall have received copies of any opinions of counsel to the Company, NCCC and the Servicer supplied to the Rating Agencies or the Indenture Trustee relating to certain matters with respect to the Notes. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by the reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

(k)
All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and its counsel, and the Underwriter and its counsel shall have received such other information, certificates and documents as they may reasonably request.

(l)	There shall not have occurred any development that has caused a material adverse change in the financial condition, results of operations or business of New Century or the Company.

(m)	All documents required under the MLPA have been provided to the appropriate parties.

(n)	[Reserved]

(o)
The Underwriter shall have received a copy of the opinion of Richards, Layton & Finger, counsel for the Owner Trustee, an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(p)	The Interest Rate Swap Agreement shall have been delivered.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

7.  Reimbursement of Underwriter’s Expenses. If the sale to the Underwriter of the Underwritten Notes as provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provisions hereof, other than by reason of default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Underwritten Notes.

8.  Indemnification and Contribution. The Company agrees with the Underwriter that:

(a)
The Company will indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any static pool information for prior securitized pools provided by the Company to the Underwriter or any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Underwritten Notes as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Term Sheet, the Pricing Free Writing Prospectus or Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (i) in reliance upon and in conformity with the Underwriter’s Information or (ii) in any Derived Information, except to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Pricing Free Writing Prospectus or Final Prospectus for which the Company is responsible or concerning the characteristics of the Mortgage Loans furnished to the Underwriter for use in the preparation of any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriter of corrected written or electronic information, or for which NCCC or the Company did not provide written notice of such error to the Underwriter prior to the first Contract of Sale (any such uncorrected Pool Information, a “Pool Error”). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)
The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to (i) the Derived Information of the Underwriter or (ii) the Underwriter’s Information.

(c)
Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 8(a) or 8(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 8(a) or 8(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)
If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Underwritten Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriter in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable consideration. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by the Underwriter shall be deemed to be equal to the underwriting discounts and commissions received by the Underwriter with respect to the aggregate initial principal amount of the Underwritten Notes purchased by the Underwriter. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the Company or the Underwriter. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. In no case shall the Underwriter be responsible for any amount in excess of the underwriting discounts and commissions received by the Underwriter with respect to the aggregate initial principal amount of the Underwritten Notes purchased by the Underwriter. Notwithstanding the provisions of this paragraph 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of Underwriter shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 8(d).

(e)
For purposes hereof, as to the Underwriter, the term “Derived Information” means such information, if any, that is not contained in either (i) the Prospectus, the Registration Statement or amendments or supplements to either, taking into account information incorporated therein by reference or (ii) any Pool Information, except to the extent that any omission or alleged omission in Derived Information results from a Pool Error.

9.  Originator Obligations. New Century Mortgage Corporation agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriter, to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any failure by the Company to perform any of its obligations under this Agreement. New Century Mortgage Corporation agrees that there are no conditions precedent to the obligations of New Century Mortgage Corporation hereunder other than written demand to the Company to perform its obligations under this Agreement.

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for all Notes if prior to such time (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; (iv) a material disruption in settlement or clearing operations shall occur; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event makes it in the judgment of the Underwriter, impractical to market the Underwritten Notes.

11.  [Reserved]

12.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Underwritten Notes. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at 85 Broad Street, New York 10004 Attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: General Counsel.

14.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

15.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding the choice of laws provisions therein. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours,

NEW CENTURY MORTGAGE SECURITIES LLC

By: /s/ Kevin Cloyd
Name: Kevin Cloyd
Title: President

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Managing Director

For purposes of Section 9 hereof:

NEW CENTURY MORTGAGE CORPORATION

By: /s/ Kevin Cloyd
Name: Kevin Cloyd
Title: Executive Vice President

SCHEDULE I

Underwriting Agreement dated June 7, 2006.

As used in this Agreement, the term “Registration Statement” refers to registration statement No. 333-131231 filed by the Company on Form S-3 and declared effective on April 14, 2006, as amended to date. The term “Base Prospectus” refers to the form of Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act after the Registration Statement became effective.

Title and Description of Notes: New Century Alternative Mortgage Loan Trust, Series 2006-ALT1, Asset Backed Notes.

Initial aggregate principal balance of the Underwritten Notes: $511,373,000.

(Approximate)

Class Designation	Initial Note Balance(1)	Note Rate	Moody’s	S&P
Class AV-1	$176,827,000	Variable(2)	Aaa	AAA
Class AF-2	$ 49,143,000	5.90936%(3)	Aaa	AAA
Class AF-3	$ 74,436,000	6.17307%(3)	Aaa	AAA
Class AF-4	$ 77,025,000	6.31000%(3)	Aaa	AAA
Class AF-5	$ 64,849,000	6.31000%(3)	Aaa	AAA
Class AF-6	$ 49,102,000	6.16696%(3)	Aaa	AAA
Class M-1	$ 7,301,000	6.31000%(3)	Aa1	AA+
Class M-2	$ 2,610,000	6.31000%(3)	Aa2	AA
Class M-3	$ 2,610,000	6.31000%(3)	Aa3	AA
Class M-4	$ 2,610,000	6.31000%(3)	A1	AA-
Class M-5	$ 2,610,000	6.31000%(3)	A2	A+
Class M-6	$ 2,610,000	6.31000%(3)	A3	A
(1) Approximate
(2) The note rate on the Class AV-1 Notes is based on one-month LIBOR plus an applicable margin, subject to a rate cap, as described in the Final Prospectus.
(3) Subject to increase, as described in the Final Prospectus.

The purchase price for each class of Underwritten Notes will be equal to the corresponding amounts under “Proceeds to the Depositor” on the cover page of the Final Prospectus.

Closing Time, Date and Location: 10:00 AM, on or about June 22, 2006 at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281.

Issuance and Delivery of Notes: The Underwritten Notes will be delivered at closing in book-entry form in such names and denominations as the Underwriter may direct in accordance with the Underwriting Agreement.